Exhibit 99.1

Kforce Inc.

1001 East Palm Ave.

Tampa, FL 33605

(NASDAQ: KFRC)

AT THE FIRM

Michael Blackman

Chief Corporate Development Officer

(813) 552-2927

KFORCE INC. ENTERS INTO A STOCK PURCHASE AGREEMENT TO SELL ITS

CLINICAL RESEARCH BUSINESS

TAMPA, Fla., March 19, 2012 (GLOBE NEWSWIRE) — Kforce Inc. (Nasdaq:KFRC), a provider of professional staffing services and solutions, entered into a Stock Purchase Agreement (the “Agreement”) with inVentiv Health, Inc. (“inVentiv”) dated March 17, 2012 to sell all of the issued and outstanding shares of capital stock of Kforce Clinical Research, Inc. (“KCR”) for an aggregate purchase price of $50 million in cash. Kforce expects the transaction to close at the end of March, subject to customary closing conditions.

David Dunkel, Chairman and Chief Executive Officer of Kforce, said, “As a result of an extensive review of our business and the changing landscape in the pharmaceutical industry, we have decided to sell our Clinical Research business. Selling this division is a logical step for us as we continue to narrow our focus, streamline our business mix and concentrate our resources on our core service offerings. We are excited for our KCR team as they will now be part of an organization with a global presence and additional functional capabilities. We believe inVentiv will offer our KCR associates significant opportunities for professional growth.”

Joe Liberatore, Chief Financial Officer, commented, “The divestiture of KCR will reduce the operating complexities of Kforce. Continuing strong demand in our Tech and FA businesses should allow us to replace the lost revenue from KCR over the next twelve months. SG&A expenses will increase in the first quarter related to the transaction and a gain on the sale will be recorded. Net cash proceeds from the transaction will be used to reduce outstanding debt, repurchase our common stock, invest in our infrastructure and/or make strategic acquisitions. Further information will be provided regarding the sale and our future outlook upon consummation of the sale.”

Robert W. Baird and Company is acting as advisor to Kforce Inc. on this transaction.

About Kforce

Kforce (Nasdaq:KFRC) is a professional staffing and solutions firm providing flexible and permanent staffing solutions in the skill areas of technology, finance & accounting, and health and life sciences. Backed by more than 2,200 associates and approximately 11,000 consultants on assignment, Kforce is committed to “Great People = Great Results” for our valued clients and candidates. Kforce operates with 63 offices located throughout the United States and one office in the Philippines. For more information, please visit our Web site at http://www.kforce.com.

The Kforce Inc. logo is available at http://www.globenewswire.com/newsroom/prs/?pkgid=3749

Certain of the above statements contained in this press release are forward-looking statements that involve a number of risks and uncertainties. Such forward-looking statements are within the meaning of that term in Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Factors that could cause actual results to differ materially include the following: business conditions and growth in the staffing industry and general economy; competitive factors, risks due to shifts in the market demand, including, without limitation, shifts in demand for our Technology, Finance and Accounting, Health Information Management and Government Solutions segments, as well as the market for search and flexible staffing assignments; changes in the service mix; ability of the Firm to complete acquisitions; and the risk factors listed from time to time in the Firm’s reports filed with the Securities and Exchange Commission, as well as assumptions regarding the foregoing. In particular, there can be no assurance that we will continue to increase our market share, successfully manage risks to our revenue stream and successfully put into place the people and processes that will create future success. The words “should,” “believe,” “estimate,” “expect,” “intend,” “anticipate,” “foresee,” “plan” and similar expressions and variations thereof identify certain of such forward-looking statements, which speak only as of the dates on which they were made. The Firm undertakes no obligation to publicly update or revise any forward-looking statements. As a result, such forward looking statements are not guarantees of future performance and involve risks and uncertainties, and actual results may differ materially from those indicated in the forward-looking statements as a result of various factors. Readers are cautioned not to place undue reliance on these forward-looking statements.